UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2009

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 24, 2009, Mr. William H. Osborne was elected to the Board of Directors (the “Board”) of Navistar International Corporation (the “Company”) as a Class II director, effective upon the previously announced retirement of Mr. Y. Marc Belton from the Board. Mr. Osborne was also appointed a member of the Board’s Finance Committee.

As a director of the Company, Mr. Osborne will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on January 16, 2009. This compensation generally consists of an annual retainer in the amount of $60,000 ( 1/4 of which is to be paid in the form of restricted stock), meeting attendance fees of $1,500 for each Board or Committee meeting and an annual stock option grant of 4,000 shares. The initial cash and stock award to be received by Mr. Osborne will be pro-rated accordingly. A copy of the press release announcing Mr. Osborne’s election is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: August 27, 2009	/s/ Andrew J. Cederoth
Andrew J. Cederoth Principal Financial Officer